UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
March 7, 2022
Date of Report (Date of earliest event reported)

AZZ Inc.
(Exact name of Registrant as specified in its charter)

Texas	1-12777	75-0948250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Museum Place, Suite 500
3100 West 7th Street
Fort Worth, Texas 76107
(Address of principal executive offices) (Zip Code)
(817) 810-0095
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	AZZ	New York Stock Exchange
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 7, 2022, AZZ Inc., a Texas corporation (the “Company”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) by and between the Company and Sequa Corporation, a Delaware corporation (the “Seller”), pursuant to which the Company will acquire (the “Acquisition”) all of Seller’s right, title and interest in and to the membership interests of Sequa Mezzanine Holdings L.L.C., a Delaware limited liability company for $1,283,000,000, subject to certain customary working capital adjustments. The Company plans to finance the Transaction through the issuance of new debt financing that has already been committed, as described below. The Company’s obligation to fund the purchase price of the acquisition is not subject to a financing contingency or condition.

As part of the Acquisition, the Company is acquiring the Precoat Metals division of Seller, which engages in the business of applying protective and decorative coatings and films for continuous steel and aluminum coil and performing ancillary services related thereto (the “Precoat Business”). The Securities Purchase Agreement includes customary representations, warranties, covenants and agreements by the Company and the Seller related to the conduct of the Precoat Business and the Acquisition. The Company has obtained a representation and warranty insurance policy to insure against certain losses arising from breaches of or inaccuracies in the representations and warranties of the Seller in the Securities Purchase Agreement. Except with respect to losses arising from fraud, the Company will not have recourse against the Seller after the closing date with respect to breaches of the Seller’s representations and warranties in the Securities Purchase Agreement. Consummation of the Acquisition is subject to customary closing conditions, including the receipt of requisite antitrust approval (or the expiration of the applicable antitrust waiting period) and the absence of any event or circumstance having a material adverse effect on the Company and its subsidiaries. The Purchase Agreement may be terminated in certain circumstances by the Company or Seller. In addition, either party may terminate the Securities Purchase Agreement if the Acquisition is not consummated on or before July 7, 2022. The Securities Purchase Agreement includes customary non-competition and non-solicitation covenants by the Seller applicable during the two-year period following the closing date of the Acquisition.
Upon closing of the Acquisition, the Company and Seller will enter into a transition services agreement pursuant to which the Seller will continue to provide certain services with respect to the Precoat Business for a specified period of time post-closing of the Acquisition.
In connection with entry into the Securities Purchase Agreement, on March 7, 2022, the Company also entered into a commitment letter (the “Debt Commitment Letter”) with Citigroup Global Markets Inc. (“Citi”) and Wells Fargo Securities, LLC (“Wells Fargo” and, together with Citi, the “Lenders”). Under the Debt Commitment Letter, the Lenders have committed to provide the Company with $1,825,000,000 of debt financing, consisting of a senior secured term loan credit facility of $1,525,000,000 and a Revolving Facility (as defined in the Debt Commitment Letter) of $300,000,000, on the terms and conditions set forth in the Debt Commitment Letter. Pursuant to the Debt Commitment Letter, the Lenders will act as joint lead arrangers and bookrunners, with Citi acting as sole and exclusive administrative agent to make commercially reasonable efforts to form a syndicate of financial institutions and institutional lenders for the Facilities (as defined in the Debt Commitment Letter). The purchase price of the Acquisition will be financed using the Facilities and Revolving Facility. The commitment of the parties under the Debt Commitment Letter is subject to customary conditions, including, without limitation, execution and delivery of definitive documentation consistent with the Debt Commitment Letter and the Summary of Terms (as defined in the Debt Commitment Letter).

Citi and Wells Fargo and their affiliates from time to time have provided in the past and may provide in the future investment banking, commercial lending and financial advisory services to the Company and its affiliates in the ordinary course of business, and have received, and may in the future receive, customary fees for such transactions and services.

The foregoing description of the Securities Purchase Agreement and Debt Commitment Letter contained in Item 1.01 of this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement attached as Exhibit 2.1 and incorporated herein by reference, and reference to the full text of the Debt Commitment Letter attached as Exhibit 99.1 and incorporated herein by reference. The foregoing description has been included to provide investors and security holders with information regarding the terms of the Securities Purchase Agreement and Debt Commitment Letter and is qualified in its entirety by the terms and conditions of the Securities Purchase Agreement and Debt Commitment Letter.
Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the transactions described therein, the Securities Purchase Agreement is not intended to be a source of factual, business or operational information about the parties. The representations, warranties and covenants contained in the Securities Purchase Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Securities Purchase Agreement, and may be subject to limitations agreed among the parties, including being qualified by confidential disclosures among those parties. Instead of establishing matters as facts, the representations and warranties may have been made to allocate risks contractually among the parties, including where the parties do not have complete knowledge of all facts. Furthermore, those representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on representations, warranties, covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties.

Item 2.03	Creation of a Direct Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 with respect to the Debt Commitment Letter is incorporated by reference in this Item 2.03.

Item 7.01	Regulation FD Disclosure.
On March 7, 2022, the Company issued a press release announcing that it had entered into the Securities Purchase Agreement. A copy of the press release issued by the Company is attached as Exhibit 99.2 and is incorporated herein by reference.

On March 7, 2022, the Company utilized investor relations slides to discuss the Transaction. A copy of the investor relations slides are attached as Exhibit 99.3 and is incorporated herein by reference.

The forgoing information is being furnished pursuant to Item 7.01 of Form 8-K and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such Section.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
2.1	Securities Purchase Agreement dated as of March 7, 2022 by and between Sequa Corporation and AZZ Inc.*
99.1	Debt Commitment Letter, dated March 7, 2022, by and among Citigroup Global Markets Inc., Wells Fargo Securities, LLC and AZZ Inc.
99.2	Press release dated March 7, 2022.
99.3	Investor Relations Slides, dated March 7, 2022.
104	Cover Page Interactive Date File (embedded with the Inline XBRL document).
*Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission. The Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules and exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ Inc.

Date:	March 7, 2022	By:	/s/ Tara D. Mackey
Philip A. Schlom Chief Financial Officer